Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-1) and related Prospectus of Evogene Ltd. for the registration of Ordinary Shares and to the incorporation by reference therein of our report dated March 28, 2024, with respect to the consolidated financial statements of Evogene Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Tel Aviv, Israel September 19, 2024	/s/ Kost Forer Gabbay & Kasierer A Member of EY Global